AMENDMENT NO. 2 TO THE
TOYS “R” US, INC.
2010 INCENTIVE PLAN
This Amendment No. 2 (this “Amendment”) to the Toys “R” Us, Inc. 2010 Incentive Plan, as previously amended effective as of November 14, 2013 (the “Plan”), shall become effective as of September 4, 2014. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning given to such terms in the Plan.

1.	The following definition of “2005 Plan” is added to the end of Section 2.1 of the Plan:

“(qq) ‘2005 Plan’ means the Company’s Amended and Restated 2005 Management Equity Plan, as last amended on March 12, 2013.”

2.	The first sentence of Section 5.1 of the Plan is hereby deleted and replaced with the following:

“Subject to adjustment as provided in Sections 5.2 and 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to the sum of the below clauses (i) through (iii):

(i)	3,750,000 Shares; plus

(ii)	the number of Shares available for issuance under the 2005 Plan as of July 17, 2014; plus

(iii)	any Shares that, after July 17, 2014, would otherwise have reverted back to the 2005 Plan and again become available for issuance under the 2005 Plan pursuant to Section 3.2 thereof.”

3.	The following sentence is hereby added to the end of Section 3.2 of the Plan:

“The Plan will not in any way affect outstanding awards that were granted under the 2005 Plan and no new awards may be granted under the 2005 Plan as of July 17, 2014.”

4.	Continuing Force and Effect. The Plan, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment set forth above.

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Toys “R” Us, Inc. as of July 17, 2014.

Executed on this 4th day of September, 2014.

/s/ David J. Schwartz
David J. Schwartz
Corporate Secretary